EXHIBIT 5.1

[White & Case LLP Letterhead]

May 30, 2012

Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY  10019

Re:           Macquarie Infrastructure Company LLC Independent Directors Equity Plan

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed on the date hereof by Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), with the Securities and Exchange Commission (the “Commission”), relating to the registration of 500,000 limited liability company interests in the Company (collectively, the “LLC Interests”) issuable pursuant to the Macquarie Infrastructure Company LLC Independent Directors Equity Plan (the “Plan”).  We are familiar with the proceedings taken and proposed to be taken by the Company, in connection with the registration pursuant to the Registration Statement to be filed by the Company with the Commission under the Securities Act.

We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.  We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.  In our examination we have assumed, with your consent, that the recipients of the LLC Interests will not be parties to any agreements relating to the LLC Interests other than the Third Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC dated June 22, 2007 (the “Operating Agreement”) and the notice of Award to be executed by such recipients substantially in the form of Exhibit A to the Plan.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the LLC Interests have been duly authorized by all necessary limited liability company action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan and upon payment or service in consideration for and delivery of the LLC Interests as contemplated in accordance with the Plan, and either (a) the countersigning of the certificates representing the LLC Interests by a duly authorized signatory of the registrar for the Company or (b) the book-entry of the LLC Interests by the transfer agent for the Company in the name of The Depository Trust Company or its nominee, the LLC Interests will be validly issued and holders of the LLC Interests will not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a holder of such LLC Interests.

We do not express or purport to express any opinions with respect to laws other than the Delaware Limited Liability Company Act.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention.  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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